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                                                                   Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Triton Energy Limited and Triton Energy Corporation of our report dated August 14, 1992, relating to the consolidated statements of earnings, shareholders' equity and cash flows of Crusader Limited and subsidiaries for the year ended May 31, 1992 which report appears in the December 31, 1994 transition report on Form 10-K of Triton Energy Corporation. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                         /s/ KPMG Peat Marwick LLP

Brisbane, Australia
February 12, 1996